Exhibit 99.1

TETRA TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma financial statements reflect the sale of approximately 79% of Maritech Resources, Inc.’s (“Maritech”) proved reserves as of December 31, 2010 to Tana Exploration Company LLC (“Tana”), a subsidiary of TRT Holdings, Inc. (“TRT”) pursuant to a Purchase and Sale Agreement dated April 1, 2011. The unaudited pro forma financial statements of TETRA Technologies, Inc. (the “Company”) as of March 31, 2011 and the three months ended March 31, 2011 and the year ended December 31, 2010 are based on the historical consolidated balance sheet and results of operations of the Company. These unaudited pro forma financial statements are qualified in their entirety by reference to such historical financial statements of the Company and related notes.

The pro forma adjustments have been prepared as if the transaction had taken place on March 31, 2011, in the case of the pro forma balance sheet, or as of January 1, 2010, in the case of the pro forma statements of operations for the year ended December 31, 2010 and the three months ended March 31, 2011. The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to present what the actual results of operations would have been had the transaction occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results. However, the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that the Company believes to be reasonable.

TETRA TECHNOLOGIES, INC.
UNAUDITED PRO FORMA BALANCE SHEET

March 31, 2011

	Historical Results	Pro Forma Adjustments		Pro Forma Results
	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$72,481	$173,274	(a)	$242,455
		(3,300)	(b)
Restricted cash	99			99
Trade accounts receivable, net of allowance for doubtful accounts	158,314	(702)	(c)	157,612
Inventories	98,376	(674)	(c)	97,702
Deferred tax asset	32,211	269	(d)	32,480
Prepaid expenses and other current assets	41,618	(4,547)	(c)	37,071
Total current assets	403,099			567,419

Property, plant and equipment:
Land and building	77,309			77,309
Machinery and equipment	449,514			449,514
Automobiles and trucks	46,377			46,377
Chemical plants	156,366			156,366
Oil and gas producing properties	585,141	(467,084)	(c)	118,057
Construction in progress	20,933			20,933
Less accumulated depreciation and depletion	(652,317)	277,239	(c)	(375,078)
Net property, plant and equipment	683,323			493,478
Other assets:
Goodwill	99,005			99,005
Patents, trademarks, and other intangible assets	13,987			13,987
Other assets	31,920	(440)	(c)	31,480
Total other assets	144,912			144,472
Total assets	$1,231,334			$1,205,369

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$32,445			$32,445
Accrued liabilities	79,197	(906)	(c)	78,291
Decommissioning and other asset retirement obligations	100,718			100,718
Derivative liabilities	12,046			12,046
Total current liabilities	224,406			223,500

Long-term debt	305,035			305,035
Deferred income taxes	42,039	17,881	(d)	59,920
Decommissioning and other asset retirement obligations	130,116	(72,086)	(c)	58,030
Other long-term liabilities	12,385			12,385
	489,575			435,370
Stockholders’ equity	517,353	29,146	(e)	546,499
Total liabilities and partners’ capital/net parent equity	$1,231,334			$1,205,369

See accompanying notes to unaudited pro forma financial statements.

TETRA TECHNOLOGIES, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

Year Ended December 31, 2010

	Historical Results	Pro Forma Adjustments		Pro Forma Results
	(In thousands, except unit and per unit data)
Revenue:
Product sales	$419,926	(103,317)	(f)	$316,609
Services and rentals	452,752	(1,706)	(f)	451,046
Total revenues	872,678			767,655

Cost of revenues:
Cost of product sales	302,675	(41,207)	(f)	261,468
Cost of services and rentals	289,407			289,407
Depreciation, depletion, amortization, and accretion	148,022	(52,137)	(f)	95,885
Impairments of long-lived assets	88,867	(15,547)	(f)	73,320
Total cost of revenues	828,971			720,080
Gross profit	43,707			47,575
General and administrative expense	100,132	1,374	(f)	101,506
Operating income (loss)	(56,425)			(53,931)
Interest expense	17,304			17,304
Other (income) expense, net	64			64
Income (loss) before income taxes and discontinued operations	(73,793)			(71,299)
Provision (benefit) for income taxes	(30,468)	905	(g)	(29,563)
Net loss before discontinued operations	$(43,325)			$(41,736)
Net loss per common unit (basic and diluted)	$(0.57)			$(0.55)

See accompanying notes to unaudited pro forma financial statements.

TETRA TECHNOLOGIES, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

Three Months Ended March 31, 2011

	Historical Results	Pro Forma Adjustments		Pro Forma Results
	(In thousands, except unit and per unit data)
Revenue:
Product sales	$106,523	(37,626)	(f)	$68,897
Services and rentals	116,022	(298)	(f)	115,724
Total revenues	222,545			184,621

Cost of revenues:
Cost of product sales	77,018	(11,352)	(f)	65,666
Cost of services and rentals	81,771			81,771
Depreciation, depletion, amortization, and accretion	37,392	(15,091)	(f)	22,301
Total cost of revenues	196,181			169,738
Gross profit	26,364			14,883
General and administrative expense	27,762	439	(f)	28,201
Operating income (loss)	(1,398)			(13,318)
Interest expense	4,191			4,191
Other (income) expense, net	(1,548)			(1,548)
Income (loss) before income taxes and discontinued operations	(4,041)			(15,961)
Provision (benefit) for income taxes	(1,529)	(4,203)	(g)	(5,732)
Net loss before discontinued operations	$(2,512)			$(10,229)
Net loss per common unit (basic and diluted)	$(0.03)			$(0.13)

See accompanying notes to unaudited pro forma financial statements.

TETRA TECHNOLOGIES, INC.
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

A.	Basis of Presentation

The historical financial information is derived from the historical consolidated financial statements of the Company. The pro forma adjustments have been prepared as if the transactions effected had taken place on March 31, 2011, in the case of the pro forma balance sheet, or as of January 1, 2010, in the case of the pro forma statements of operations for the year ended December 31, 2010 and the three months ended March 31, 2011. The unaudited pro forma financial statements reflect the sale of approximately 79% of Maritech’s proved reserves as of December 31, 2010 to Tana pursuant to a Purchase and Sale Agreement dated April 1, 2011.

As a result of the sale of the properties to Tana, Maritech will record a net pretax gain on sales of the properties, which the Company currently estimates will be approximately $60 million (estimated to be approximately $37 million after tax), and this net gain is not reflected in the unaudited pro forma statements of operations. The unaudited pro forma financial statements also do not give effect to the following transactions or plans that are associated with the Company’s sale of Maritech’s oil and gas properties:

(a)
The February and March 2011 sales of additional Maritech oil and gas properties, that were individually not significant, and which resulted in the disposal of approximately 12% of Maritech’s December 31, 2010 proved reserves.

(b)
The April 2011 liquidation of all of the derivative cash flow hedges of Maritech’s oil and gas production cash flows. These derivative instruments were liquidated in exchange for a payment of $14.2 million, which will result in a charge to earnings during the second quarter of 2011.

(c)	The May 2011 agreement between Tana and the Company whereby Tana will sublease certain office space in the Company’s corporate headquarters building.
(d)	The June 2011 incentive payments made to certain Maritech employees associated with consummating the sale of Maritech oil and gas properties to Tana.
(e)	Maritech’s plans to reduce its general and administrative expenses to reflect its reduced activity going forward.

B.	Pro Forma Adjustments and Assumptions

1.	Adjustments to Balance Sheet:
(a)	Adjustment to record proceeds from the sale of oil and gas properties to Tana, net of purchase price adjustments including post-effective date cash flows.
(b)	Adjustment to reflect cash payment of transaction fees.
(c)
Adjustment to reflect sale of working capital, inventories, oil and gas producing properties less accumulated depletion, and assumption by Tana of decommissioning and other asset retirement obligations associated with the properties sold.

(d)	Adjustment to deferred tax liabilities associated with the oil and gas properties sold.
(e)	Adjustment to increase stockholders’ equity to reflect the gain on sale that would have been recognized assuming the transaction occurred on March 31, 2011.

2.	Adjustments to Statements of Operations:

(f)	Adjustment to eliminate revenue and direct operating expenses, including depletion and impairment expense, associated with the oil and gas properties sold.
(g)	Adjustment to reflect income tax expense based on the Company’s pro forma tax rate applied to the cumulative effect of changes referenced within the unaudited pro forma statement of operations.